Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Receives Shareholder Letter
Opposing Ramius LLC Proposal and
Sale of Blackstone Medical

BOSTON, February 19, 2009 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today the receipt of a letter, included below, from one of its largest shareholders, who opposes a proposal by Ramius LLC to make changes to the Company’s Board of Directors, and disagrees with Ramius’s desire to have the Company sell its Blackstone Medical business.

[On Venner Capital SA letterhead]
18 February 2009

Jeffrey Smith
Ramius Capital
599 Lexington Ave.
New York
NY 10022

Dear Mr. Smith:

As you know, I am a major Orthofix shareholder and have been involved with the Company since 1987, including serving as Chairman of the Board from 1987 until my retirement from that office in 2006.  I am writing in response to the November 12, 2008 letter that Peter Feld of Ramius LLC sent to me, which expressed “serious concerns” that Ramius LLC has regarding Orthofix’s acquisition and continued ownership of Blackstone Medical.

In my two decades as Chairman of the Board, Orthofix expanded to become one of the leading orthopedic device manufacturers in the world – an enterprise that will surpass $500 million in gross annual revenue this year.  In addition to owning approximately 905,000 shares in Orthofix, I also possess a deep understanding of the medical device market.  For more than 30 years, I have specialized in the direct development and production of plastics and medical components, and have used my technical expertise to make many successful investments in medical device companies.  Therefore, as both a financier and a medical device expert, I must strongly disagree with Ramius’s assertions about the Blackstone Medical business.

The acquisition of Blackstone in 2006 occurred near the end of my tenure on the Orthofix Board. I believed then, as I believe today, that a spine strategy was critical to Orthofix’s future success, and I saw great promise in the Blackstone Medical portfolio.  The Blackstone acquisition was not without challenges, of course, but the Company has taken decisive remedial actions and bold steps forward and Blackstone is now, I believe, poised for a solid 2009 and beyond.  Indeed, as the Company has publicly announced, the Board engaged Morgan Stanley as a strategic partner months ago to assess the Blackstone business in great detail, and following that review, unanimously affirmed its commitment to a strategic plan for Orthofix in which a spine strategy, including Blackstone, plays a central role.

I had the pleasure of serving on the Orthofix Board with current Chairman James Gero for a number of years prior to my retirement and I have great confidence in his stewardship of Orthofix.  Mr. Gero has served on the Board since 1998 after previously serving on the Board of American Medical Equipment, which was later acquired by Orthofix.  He has an unparalleled knowledge of the Company and the complex industry in which it operates.  He also maintains a large investment in Orthofix stock – evidencing a personal commitment to and belief in the Company’s success that I, as a shareholder, find compelling.  Since succeeding me as Chairman of the Board, Mr. Gero has overseen the expansion of the Orthofix Board to encompass leading financial and industry experts, along with the adoption of best-in-class corporate governance practices for the Company.

I believe the Board and the management team is already showing exciting progress in executing on the strategic plan they have put in place.  On February 12, the Company released its Full Year 2008 Results and 2009 Guidance, showing substantial improvement in the operating performance of the spinal implant and biologic business, along with increased revenue, a higher gross profit margin and lower adjusted operating expenses.  These encouraging results followed a number of other recent positive developments, including the February 11 announcement that Orthofix had accelerated the launch date of Trinity(R) Evolution(TM), the next generation adult stem cell-based allograft developed in collaboration with the Musculoskeletal Transplant Foundation (MTF), which now will launch two months ahead of schedule on May 1, 2009.  Orthofix initiated the limited market release of two new products, the Firebird(TM) pedicle screw system and the PILLAR(TM) SA interbody device, both of which are expected to be fully launched in the first quarter of 2009.  Orthofix has also made substantial progress on its debt obligations, announcing a $10 million partial debt prepayment on December 17, 2008, and a $7 million prepayment along with an office consolidation plan on February 10, 2009.  These actions will increase the Company’s flexibility in executing its operating plan.  I am confident that more positive developments will occur in the near future.

In summary, I wholeheartedly supported the Blackstone acquisition at its inception, and I believe the current Board and management team are implementing a wise strategic plan.  I remain convinced that a spine strategy in which Blackstone plays a central role will be a crucial driver of success for Orthofix. This letter will, therefore, serve as notice that you do not have my support.

Yours sincerely,

/s/ Robert Gaines-Cooper
Group Chairman
Venner Capital SA

Cc: Orthofix International N.V. Board of Directors

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements
This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.

Important Additional Information

Ramius Capital and certain of its affiliates have filed a preliminary proxy statement with the SEC in connection with a special general meeting of shareholders at which Ramius proposes to make changes to the composition of Orthofix’s board of directors.  Orthofix intends to file with the SEC a proxy statement in opposition to Ramius’ proposals.  SHAREHOLDERS ARE URGED TO READ ORTHOFIX’S DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain (when they are available) a free copy of proxy statements filed with the SEC by Orthofix at the SEC’s website at www.sec.gov or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).

Orthofix International N.V. and its directors and certain executive officers are participants in the solicitation of proxies in connection with the special general meeting of shareholders.  The names of such persons are: James F. Gero, Peter J. Hewett, Jerry C. Benjamin, Charles W. Federico, Dr. Guy J. Jordan, Ph.D., Thomas J. Kester, CPA, Alan W. Milinazzo, Maria Sainz, Dr. Walter P. von Wartburg, Kenneth R. Weisshaar, Robert S. Vaters, Michael Simpson, Bradley R. Mason, Raymond C. Kolls, J.D., and Michael M. Finegan.  Information regarding such participants, as well as each such person’s respective interests in Orthofix by security holdings or otherwise, is set forth in Orthofix’s Revocation Solicitation Statement dated January 12, 2009, which may be obtained free of charge at the SEC’s website at www.sec.gov and Orthofix’s website at www.orthofix.com.  More current information regarding such persons, as well as each such person’s respective interests in Orthofix by security holdings or otherwise, will be set forth in the definitive proxy statement materials to be filed with the SEC and distributed to shareholders by Orthofix as described above.